General Growth Properties, Inc.
2010 Equity Incentive Plan

2016 PERFORMANCE RESTRICTED STOCK
AWARD AGREEMENT

Name of Award Recipient:     [ ]

Number of 2016 Performance-Vesting Restricted Shares Awarded:     [ ]
[ ] Relative TSR/Equity REITs Restricted Shares, [ ] Relative TSR/Retail REITs Restricted Shares, [ ] Absolute TSR Restricted Shares and [ ] FFO Growth Restricted Shares

Effective Date: ______________, 2016

THIS 2016 PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made effective as of the Effective Date, between General Growth Properties, Inc., a Delaware corporation (the “Company”) and [     ] (the “Participant”).
R E C I T A L S:
WHEREAS, the Company adopted the General Growth Properties, Inc. 2010 Equity Incentive Plan, as amended (the “Plan”).  Capitalized terms used herein shall have the respective meanings ascribed to them in Exhibit A hereto. Unless the context requires otherwise, capitalized terms used, but not otherwise defined herein or in Exhibit A, shall have the respective meanings ascribed to them in the Plan; and
WHEREAS, the Committee has determined that, for a portion of certain of the Company’s employees’ annual incentive compensation, it would be in the best interests of the Company and its stockholders to grant an award to the Participant of shares of performance Restricted Stock, which is evidenced by this Award Agreement (the “Award”); and
WHEREAS, pursuant to the Plan, the Company hereby grant the Award to the Participant as the number of shares of performance Restricted Stock set forth below having the rights, voting powers, restrictions, qualifications and terms and conditions set forth in this Award Agreement.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Terms of the Award.

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(a)    The Award consists of the aggregate number of shares of performance Restricted Stock set forth above (the “Restricted Shares”), which will be subject to forfeiture and vesting as set forth in this Agreement.
(b)    Upon execution of this Award Agreement by the Participant, the Company shall cause the Restricted Shares to be issued in the name of the Participant on the books and records of the Company. The Participant acknowledges that the Restricted Shares are uncertificated and shall be credited to an escrow account until the Restricted Shares are earned pursuant to Sections 2, 3, 4 or 5 below. Upon the request of the Company, the Participant agrees to execute and deliver to the Company a stock power in a form satisfactory to the Company, duly endorsed in blank, relating to the Restricted Shares.
(c)    The Participant shall have none of the rights of a shareholder of the Company, until the Restricted Shares are earned pursuant to Sections 2, 3, 4 or 5 below, provided, that, the Participant shall have the right to vote and receive dividends on the Restricted Shares, which such dividends being held separately in an escrow account until the Valuation Date. As of the date on which Restricted Shares, if any, are earned pursuant to the calculations provided in Section 6(a) below, the Committee shall determine the amount of dividends payable to the Participant with respect to such earned Restricted Shares, to the extent that Restricted Shares are earned pursuant to Sections 2, 3, 4 and 5 below, which shall be a proportionate amount of all dividends held in escrow based on the number of Restricted Shares earned with respect to Sections 2, 3, 4 and 5 below (“Dividends Earned”). The Committee will pay all Dividends Earned in cash promptly after the Valuation Date, and the balance of dividends held in escrow with respect to Restricted Shares that have not been earned pursuant to Sections 2, 3, 4 or 5 below, shall, without payment of any consideration by the Company, automatically and without notice be forfeited as of the Valuation Date and returned to the Company.
(d)    The number of Restricted Shares that are earned will be based on four different performance metrics measured over the Performance Period as provided in Sections 2, 3, 4 or 5 below: (i) Relative TSR as compared to the Equity REIT Index Companies (“Relative TSR/Equity REITs”), (ii) Relative TSR as compared to the Retail REIT Index Companies (“Relative TSR/Retail REITs”), (iii) Annualized TSR Growth, and (iv) FFO per Share CAGR. Restricted Shares that are earned pursuant to Sections 2, 3, 4 and 5 below will become vested based on the Continuous Service requirements provided in Section 9 below. In the case of fractions, the aggregate number of Restricted Shares earned shall be rounded down to the nearest whole integer.
2.    Restricted Shares Earned on the Basis of Relative TSR/Equity REITs.
The number of Restricted Shares that are earned based on Relative TSR/Equity REITs as of the Valuation Date (“Relative TSR/Equity REITs Restricted Shares”) will be calculated in accordance with the following table:

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Relative TSR/Equity REITs	Percentage of Relative TSR Restricted Shares Earned	Number of Relative TSR/Equity REITs Restricted Shares Earned
Below 25th percentile 25th percentile	0% 50%	0 ______
50th percentile	100%	______

In the event that the Relative TSR/Equity REITs shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Relative TSR/Equity REITs Restricted Shares earned.
3.    Restricted Shares Earned on the Basis of Relative TSR/Retail REITs.
The number of Restricted Shares that are earned based on Relative TSR/Retail REITs as of the Valuation Date (“Relative TSR/Retail REITs Restricted Shares”) will be calculated in accordance with the following table:

Relative TSR/Retail REITs	Percentage of Relative TSR/Equity REITs Restricted Shares Earned	Number of Relative TSR/Retail REITs Restricted Shares Earned
Below 25th percentile 25th percentile	0% 50%	0 ______
50th percentile	100%	______

In the event that the Relative TSR/Retail REITs shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Relative TSR/Retail REITs Restricted Shares earned.
4.    Restricted Shares Earned on the Basis of Annualized TSR Growth.
The number of Restricted Shares that are earned based on Annualized TSR Growth as of the Valuation Date (“Absolute TSR Restricted Shares”) will be calculated in accordance with the following table:

Annualized TSR Growth	Percentage of Absolute TSR Restricted Shares Earned	Number of Absolute TSR Restricted Shares Earned
Below 3% 3%	0% 50%	0 ______
7%	100%	______

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In the event that the Annualized TSR Growth shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Absolute TSR Restricted Shares earned.
5.    Restricted Shares Earned on the Basis of FFO per Share CAGR.
The number of Restricted Shares that are earned based on FFO per Share CAGR as of the Valuation Date (“FFO Growth Restricted Shares”) will be calculated in accordance with the following table:

FFO per Share CAGR	Percentage of FFO Growth Restricted Shares Earned	Number of FFO Growth Restricted Shares Earned
Below 3% 3%	0% 50%	0 ______
7%	100%	______

In the event that the FFO per Share CAGR shall fall between two levels in the above table, linear interpolation shall be used to determine the number of FFO Growth Restricted Shares earned.
6.    Determinations Made as of the Valuation Date.
(a)    Promptly following the Valuation Date, the Committee shall perform the necessary calculations to determine the number of Restricted Shares earned by the Participant as of such date pursuant to Sections 2, 3, 4 or 5, as applicable.
(b)    The Participant shall have no rights to Restricted Shares earned pursuant to Sections 2, 3, 4 or 5, as applicable, above until the number of such Restricted Shares are determined by the Committee; provided that any Restricted Shares earned will be deemed to have been earned as of the Valuation Date for purposes of determining the Participant’s rights hereunder. Any Restricted Shares that are not earned pursuant to Sections 2, 3, 4 or 5 above shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void as of the Valuation Date, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unearned Restricted Shares.
7.    Change of Control.
(a)    If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Restricted Shares exclusively in the event of a Change of Control. The foregoing sentence will be deemed an amendment to this Award Agreement and the Plan to the extent required to apply applicable terms of the Service Agreement upon a Change of Control.

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(b)    Upon a Change of Control, the number of Restricted Shares earned shall equal the number of Restricted Shares that would be earned pursuant to Sections 3, 4, 5 or 6, as applicable, above if all the hurdles set forth in Sections 3, 4, 5 or 6, as applicable, were met at the 100% level.
(c)    The Restricted Shares that are earned as of the effective date of the Change of Control pursuant to Section 7(b) above shall be subject to vesting based on Continuous Service as follows:
(i)    If the Restricted Shares remain outstanding after a Change of Control or equivalent replacement awards are substituted for the Restricted Shares at the time of the Change of Control, full vesting will occur upon the earlier of (i) the Valuation Date or (ii) in the case of the Participant’s Qualified Termination within 12 months after the Change of Control, the effective date of such Qualified Termination.
(ii)    If neither the Restricted Shares remain outstanding after a Change of Control nor equivalent replacement awards are substituted for Restricted Shares at the time of the Change of Control, then full vesting will occur as of the effective date of the Change of Control.
(iii)    An award qualifies as an “equivalent replacement award” if the following conditions are met in the sole discretion of the Committee: (A) it is of the same type as the Restricted Shares being replaced; (B) it has a value equal to the Fair Market Value of the Restricted Shares being replaced as of the effective date of the Change of Control; (C) the equity securities issuable upon the conversion, exercise, exchange or redemption of the replacement award or securities underlying the replacement award are listed on a national stock exchange; (D) it contains terms relating to vesting (including with respect to a Qualified Termination) that are substantially identical to those of the Restricted Shares being replaced; and (E) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Restricted Shares being replaced.
8.    Vesting; Termination of Participant’s Employment.
(a)    Subject to Section 7 above, If the Participant’s Continuous Service extends through the Valuation Date, then vesting of the Participant’s Restricted Shares that have been earned pursuant to Sections 2, 3, 4 or 5 and 6(b) above, as applicable, shall occur as of the Valuation Date regardless of when the Committee completes the necessary calculations or assessments pursuant to Section 6 above.

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(b)    If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Restricted Shares exclusively in the event of termination of the Participant’s service relationship with the Company or any Subsidiary or Affiliate. The foregoing sentence will be deemed an amendment to this Award Agreement to the extent required to apply applicable terms of the Service Agreement, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Participant’s incentive compensation awards in the event of certain types of terminations of the Participant’s service relationship (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) may require that calculations set forth in this Award Agreement be performed, or vesting occur with respect to the Award, other than as provided herein.
(c)    Subject to Sections 8(a) and 8(b) above, upon a termination of the Participant’s service for any reason other than death, Disability or Retirement, prior to the Valuation Date, all Restricted Shares that have not been earned shall immediately terminate and be forfeited without consideration. Upon a termination of the Participant’s service by reason of death, Disability or Retirement, prior to the Valuation Date, the Participant will not forfeit the Restricted Shares upon such termination, all Restricted Shares shall remain outstanding through the Valuation Date and, the Participant shall earn as of the Valuation Date the number of Restricted Shares he or she would have earned based on the calculations provided in Sections 3, 4, 5 or 6 above if such termination had not occurred.
(d)    Any forfeited Restricted Shares shall, without payment of any consideration by the Company, automatically and without notice be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Shares.
9.    Restrictions on Transfer. None of the Restricted Shares granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) until after the date that the Restricted Shares vest. Any attempted Transfer of Restricted Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Restricted Shares as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Restricted Shares. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
10.    Changes in Capital Structure. If (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification,

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recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company shall occur, (c) any distribution to holders of Common Stock other than regular cash dividends shall occur or (d) any other event shall occur which in the judgment of the Committee necessitates action by way of equitable and proportionate adjustment in the terms of the Award Agreement or the Restricted Shares to avoid distortion in the value of the Award, then the Committee shall take such action as it deems necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, (i) interpretations of or modifications to any defined term in the Award Agreement, including adjustments in performance parameters or hurdles and associated levels of earned Restricted Shares provided in Sections 2, 3, 4 or 5 above; (ii) adjustments in any calculations provided for in this Award Agreement, and (iii) substitution of other awards under the Plan or otherwise. Adjustments, if any, made by the Committee pursuant to this Section 10 shall be final, binding and conclusive.
11.    Miscellaneous.
(a)    Amendments. This Award Agreement may be amended or modified only by the Committee; provided that any such amendment or modification adversely affecting the rights of the Participant hereunder must be consented to by the Participant to be effective as against the Participant.
(b)    Data Privacy Consent. In order to administer the Plan and the Award and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement.
(c)    No Right to Continued Service. The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.
(d)    Tax Matters; Section 83(b) Election. The Participant agrees not to make an election to include in gross income in the year of transfer the Restricted Shares hereunder pursuant to Section 83(b) of the Internal Revenue Code (the “Code”), and any such election made will result in the automatic termination and forfeiture of all Restricted Shares granted hereunder and Dividends Earned pursuant to Section 1(c) above, each without notice or consideration.
(e)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Restricted Shares granted hereunder, the Participant will pay to the Company or, if appropriate, any of its

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Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Award will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
(f)    Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Effective Date and as of the Valuation Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Award Agreement by the Participant. The Participant shall immediately notify the Company upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Company will have no obligation to register under the Securities Act any of the Restricted Shares or any other securities issued pursuant to this Award Agreement.
(g)    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Chief Legal Officer, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
(h)    Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
(i)    Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(j)    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(k)    Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

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(l)    Award Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Award is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
(m)    No Guarantees Regarding Tax Treatment.  The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Award.  The Committee and the Company make no guarantees regarding the tax treatment of the Award.
(n)    Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(o)    Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the __ day of __________, 2016.

GENERAL GROWTH PROPERTIES, INC.

Name:
Title:

Acknowledged as of the
date first written above:

PARTICIPANT

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EXHIBIT A
Definitions
“Annualized FFO Growth” means the compounded annual growth rate, expressed as a percentage (rounded down to the nearest tenth of a percent (0.1%)), in the Company’s FFO during the Performance Period calculated as follows:
Where:
FFON = FFO per Share for the year ending on December 31, 2018.
FFO1 = FFO per Share for the year ending on December 31, 2015 ($__.__).
N = number of 12 month periods that have elapsed between the Effective Date and the Valuation Date (which may not be a full integer).
“Annualized TSR Growth” means the compounded annual growth rate, expressed as a percentage (rounded down to the nearest tenth of a percent (0.1%)), in the Company’s Total Shareholder Return during the Performance Period calculated as follows:
Where:
ESV = Common Stock Price as of the Valuation Date
D = total amount of dividends included in clause (b) of the definition of Total Shareholder Return below
OSV = Common Stock Price as of the Effective Date
N = number of 12 month periods that have elapsed between the Effective Date and the Valuation Date (which may not be a full integer).
“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Cause,” unless otherwise determined by the Committee, (i) conviction or plea of guilty

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or no contest to any felony or crime of dishonesty or moral turpitude, (ii) gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) drug addiction or habitual intoxication that adversely effects the Participant’s job performance or the reputation or best interests of the Company or any Affiliate, (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (v) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (vi) noncompliance with Company policy or code of conduct, or (vii) willful and deliberate failure in the performance of the Participant’s duties in any material respect.
“Change of Control” has the meaning set forth in Section 2.7 of the Plan.
“Common Stock” means shares of common stock of the Company.
“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of Common Stock over the twenty (20) consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any of such trading days is the ex-dividend date for a dividend or other distribution on the Common Stock, then the Fair Market Value of the Common Stock for each prior trading day in such twenty-day period shall be adjusted by dividing the Fair Market Value by the sum of (a) one plus (b) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the sum of (x) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (y) the amount of such dividend or other distribution.
“Continuous Service” means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of (a) any approved leave of absence, (b) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant, or (c) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee, member of the Board or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Disability” means (a) if the Participant is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Disability,” permanent and total disability as determined under the procedures established by the Committee for purposes of the Plan.
“Equity REIT Index Companies” means, as of a particular date, all of the companies that were constituents of the FTSE NAREIT Equity REIT Index (or a successor index including a comparable universe of publicly traded real estate investment trusts (“REITs”)) during the entire period from the Effective Date through such date, excluding the Company. While the presumption is that a REIT needs to be included in the index for the entire period from the

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Effective Date to and including the Valuation Date, it may be appropriate to include or exclude, prospectively and/or retrospectively, REITs that are not included in the index for such entire period, With respect to the appropriateness of such inclusion or exclusion, as well as related methodologies and calculations, the Committee is entitled to rely on a valuation or other expert. If (a) the FTSE NAREIT Equity REIT Index ceases to exist or be published prior to the Valuation Date and the Committee determines that there is no successor to such index or (b) the Committee reasonably determines that the FTSE NAREIT Equity REIT Index is no longer suitable for the purposes of this Award Agreement, then the Committee in its good faith reasonable judgment shall select for subsequent periods, or if the Committee in its reasonable good faith judgment so determines, for the entire period from the Effective Date to the Valuation Date, a comparable index for purposes of determining how many Restricted Shares are earned pursuant to Section 2 of the Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, (a) if such security is then listed on a national stock exchange, the closing sales price per share on the principal national stock exchange on which the security is listed on such date (or, if such date is not a trading date on which there was a sale of such shares on such exchange, the last preceding date on which there was a sale of shares of such security on such exchange), or (b) if such security is not then listed on a national stock exchange, such value as the Committee in its discretion may in good faith determine; provided that, where such security is so listed, the Committee may make such discretionary determinations where the security has not been traded for 10 trading days.
“FFO” means, for any particular period, funds from operations for the Company and its operating partnerships as presented in the Company’s supplemental reporting package filed with Form 8-K. FFO is computed in accordance with the standards established by the National Association of Real Estate Investment Trusts. The Company determines FFO to be its share of consolidated net income or loss (computed in accordance with generally accepted accounting principles) attributable to common stockholders, excluding impairment write-downs on depreciable real estate, gain or losses from the cumulative effect of accounting changes, extraordinary items, gains or losses on disposition of real estate assets, less preferred partnership distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. For any period FFO shall be as presented on a proportionate basis, which includes the Company’s share of FFO from consolidated and unconsolidated properties. FFO presented by the Company may exclude certain non-cash and non-recurring revenue and expenses.
“FFO per share” means, for any particular period, FFO for such period divided by the fully diluted weighted average number of shares of Common Stock outstanding at the end of such period, as calculated in accordance with generally accepted accounting principles and as presented in the Company’s supplemental reporting package for such period.
“Good Reason” means (a) if the Participant is a party to a Service Agreement, and “Good Reason” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Good Reason,” (i) the assignment to the Participant of duties materially

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and adversely inconsistent with the Participant’s status prior to the Change of Control or a material and adverse alteration in the nature of the Participant’s duties, responsibilities or authority; (ii) elimination of the Participant’s position without an offer of comparable employment by the Company or any successor; (iii) a material reduction in the Participant’s aggregate compensation; or (iv) a burdensome relocation of the Participant’s own office from its location prior to the Change of Control.

“Performance Period” means the period of time from the Effective Date to the Valuation Date.
“Qualified Termination” means a termination of the Participant’s employment (a) by the Company for no reason, or for any reason other than for Cause, (b) by the Participant for Good Reason, or (c) as a result of the Participant’s Retirement, death or Disability.
“Relative TSR” means, as of the date for which the calculation is being tested, the percentile rank of the Company’s Total Shareholder Return from the Effective Date through such date as determined by dividing (a) the sum of (i) 100% minus the percentage of Equity REIT Index Companies or Retail REIT Index Companies, as applicable, with a Total Stockholder Return greater than the Company, plus (ii) the percentage of Equity REIT Index Companies or Retail REIT Index Companies, as applicable, with a Total Stockholder Return less than the Company, by (b) two. For purposes of this definition, the Total Stockholder Return of each of the Equity REIT Index Companies or Retail REIT Index Companies shall be computed using average total stockholder return data (prepared by a third party on a consistent basis across all companies) from the Effective Date (using the average of the closing price of one share of the common stock of each company for the twenty (20) consecutive trading days ending on the Effective Date as the starting stock price) through the date upon which Relative TSR is to be calculated (using the average of the closing price of one share of the common stock of each company for the twenty (20) consecutive trading days ending on such date as the ending stock price).
“Retail REIT Index Companies” means, as of a particular date, all of the companies that were constituents of the FTSE NAREIT Retail REIT Index (or a successor index including a comparable universe of publicly traded REITs) during the entire period from the Effective Date through such date, excluding the Company. While the presumption is that a REIT needs to be included in the index for the entire period from the Effective Date to and including the Valuation Date, it may be appropriate to include or exclude, prospectively and/or retrospectively, REITs that are not included in the index for such entire period, With respect to the appropriateness of such inclusion or exclusion, as well as related methodologies and calculations, the Committee is entitled to rely on a valuation or other expert. If (a) the FTSE NAREIT Retail REIT Index ceases to exist or be published prior to the Valuation Date and the Committee determines that there is no successor to such index or (b) the Committee reasonably determines that the FTSE NAREIT Retail REIT Index is no longer suitable for the purposes of this Award Agreement, then the Committee in its good faith reasonable judgment shall select for subsequent periods, or if the Committee in its reasonable good faith judgment so determines, for the entire period from the

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Effective Date to the Valuation Date, a comparable index for purposes of determining how many Restricted Shares are earned pursuant to Section 3 of the Award Agreement.
“Retirement” means (a) retirement from active employment as determined in accordance with provisions of any Service Agreement to which the Participant is a party that specifically pertains to rights and benefits upon retirement or (b) the Participant’s retirement from active employment at or after age 60 and completing ten (10) years of service with the Company or one of its Affiliates; provided that, unless clause (a) above applies, the Committee retains the discretion of establishing that the circumstances of termination of the Participant’s employment met or failed to meet conditions for eligibility for “Retirement.”
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Participant, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
“Total Shareholder Return” means, with respect to a particular period (which may be the Performance Period or a portion thereof, as the context requires), the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought $100 in value of shares of Common Stock at the Common Stock Price on the Effective Date, (b) contemporaneously reinvested each dividend and other distribution declared during such period with respect to such shares (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of in-kind dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold all such shares at the Common Stock Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 10 of the Award Agreement, appropriate adjustments to the Company’s Total Shareholder Return shall be made to take into account stock dividends, stock splits, reverse stock splits and the other events set forth in such Section 10 that occur during the Performance Period. For the avoidance of doubt, the intent of the Committee is that Total Shareholder Return over the Performance Period be calculated using a methodology analogous in all material respects to those used for the calculation of total return for the FTSE NAREIT Equity REIT Index and the FTSE NAREIT Retail REIT Index, such that the determination of Total Shareholder Return for the Company, the Equity REIT Index Companies and the Retail REIT Index Companies reflects a fair comparison among all such companies for the purposes of determining the number of Restricted Shares that are earned pursuant to Sections 2, 3, 4 or 5 of the Award Agreement. The Committee may compute Total Shareholder Return in a manner different from that set forth above to the extent deemed to be appropriate by the Committee in order to ensure comparability with the FTSE NAREIT Equity REIT Index and the FTSE NAREIT Retail REIT Index and is authorized to delegate to a valuation or other expert the performance of adjusted calculations to carry out the intent of this Award Agreement.

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“Valuation Date” means December 31, 2018.

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